                                                                   Exhibit 99(L)

- --------------------------------------------------------------------------------









                                 PROJECT REDWING




                                  JULY 13, 1994






                                SMITH BARNEY INC.









- --------------------------------------------------------------------------------

                                                                 PROJECT REDWING
CONFIDENTIAL                                                       JULY 13, 1994
- --------------------------------------------------------------------------------
TABLE OF CONTENTS


                                                                             TAB
                                                                             ---

- -  Comparable Company Analysis: Selected Outdoor Product C-Corporations. . .  1

- -  Pro Forma Redwing Financial Statements. . . . . . . . . . . . . . . . . .  2

- -  Pro Forma Valuation Analysis. . . . . . . . . . . . . . . . . . . . . . .  3

                                                                 PROJECT REDWING
CONFIDENTIAL                                                       JULY 13, 1994
- --------------------------------------------------------------------------------
COMPARABLE COMPANY ANALYSIS: SELECTED OUTDOOR PRODUCT C-CORPORATIONS



                                                                                      Multiples of Market Value
                                                                                      -------------------------
                                                                                                      LTM
                                                               Indicated               Tang  ------------------
                                         Latest      Price      Dividend     Market    Book     Net      Cash
Company                       Ticker   Financials   07/12/94     Yield       Value     Value   Income   Flow(2)
- -------                       ------   ----------   --------   ---------     ------    -----   ------   -------
Anthony Industries            ANT        Mar-94     $15.250       2.9%       $171.3     2.3     16.0      9.1
Arctco Inc                    ACAT       Mar-94     $29.750       0.6%       $586.8     5.0     22.9     19.6
Brunswick Corp                BC         Mar-94     $23.375       1.9%     $2,242.9    19.1     31.5     11.9
Coleman Co Inc                CLN        Mar-94     $29.000       0.0%       $777.4     9.5     21.2     13.1
Harley-Davidson Inc           HDI        Mar-94     $49.750       0.5%     $1,917.1     5.5     31.0     20.0
Huffy Corporation             HUF        Mar-94     $15.625       0.5%       $233.9     2.1     15.5      6.6
Outboard Marine Corporation   OM         Mar-94     $20.750       1.9%       $416.2     3.0     NM       NM
Winnebago Industries          WGO        Feb-94      $9.000       0.0%       $226.9     3.4     17.8     11.0

                                                  -----------------------------------------------------------
                                                     MEAN         1.0%                  6.2     22.3     13.0
                                                     MEDIAN       0.6%                  4.2     19.5     11.4
                                                     HIGH         2.9%                 19.1     31.5     20.0
                                                     LOW          0.0%                  2.1     15.5      6.6
                                                  -----------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------

Redwing                                  Mar-94     $32,750       7.7%       $534.1    10.5     21.5   11.8(4)

- -------------------------------------------------------------------------------------------------------------

                                                                                    Multiples of
                                                                                        AMV              Multiple
                                                                             ------------------------  of Projected
                             Adjusted                     LTM                           LTM              Cal. EPS
                             Market   ---------------------------------------------------------------  ------------
Company                      Value(3)     Sales    EBITDA    EBIT      NI      Sales   EBITDA   EBIT   1994    1995
- -------                      --------     -----    ------    ----      --      -----   ------   ----   ----    ----
Anthony Industries             $270.0     $443.4    $28.7    $20.6    $10.7     0.6      9.4    13.1   13.7    10.5
Arctco Inc                     $510.2     $248.4    $41.6    $37.3    $25.6     2.1     12.3    13.7   18.5    16.0
Brunswick Corp               $2,450.4   $2,298.9   $240.9   $123.0    $71.1     1.1     10.2    19.9   22.1    15.4
Coleman Co Inc                 $941.9     $595.6    $94.4    $71.6    $36.7     1.6     10.0    13.2   18.4    15.6
Harley-Davidson Inc          $1,903.2   $1,291.5   $168.8   $134.8    $61.8     1.5     11.3    14.1   20.0    17.2
Huffy Corporation              $309.2     $732.1    $55.5    $35.0    $15.1     0.4      5.6     8.8   11.2     9.9
Outboard Marine Corporation    $589.2   $1,036.1    $66.7    $21.0   ($59.7)    0.6      8.8    NM     18.9    12.0
Winnebago Industries           $231.2     $426.8    $20.9    $13.0    $12.8     0.5     11.1    17.8   11.0    NA

          ---------------------------------------------------------------------------------------------------------
          MEAN                                                                  1.0      9.8    14.4   16.7    13.8
          MEDIAN                                                                0.8     10.1    13.4   18.4    13.7
          HIGH                                                                  2.1     12.3    19.9   22.1    17.2
          LOW                                                                   0.4      5.6     8.8   11.0     9.9
          ---------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------

Redwing                        $527.0     $566.4    $76.1    $55.6    $24.9     0.9      6.9     9.5   18.3(5) 15.2(5)

- -------------------------------------------------------------------------------------------------------------------

                                    Latest Twelve Months                Return          4 Year CAGR
                              ---------------------------------       on Average        --------------     E.P.S.   Proj.     Debt
                              Gross    EBITDA    EBIT     Net       ---------------              Net       Growth   Growth   as a %
                              Margin   Margin   Margin   Margin     Assets   Equity     Sales   Income   '94E-'95E    (6)    of Cap.
                              ------   ------   ------   ------     ------   ------     -----   ------   ---------  ------   -------
Anthony Industries             27.2%     6.5%     4.6%     2.4%       4.1%    12.1%      3.0%    -4.6%      -9.9%    15.0%    52.3%
Arctco Inc                     30.4%    16.8%    15.0%    10.3%      18.8%    24.1%     18.5%    20.9%      22.9%    15.3%     0.6%
Brunswick Corp                 31.5%    10.5%     5.4%     3.1%       3.6%     8.7%     -6.0%      NM       86.0%    18.3%    26.6%
Coleman Co Inc                 33.8%    15.8%    12.0%     6.2%       6.6%    15.7%       NA       NA       21.5%    18.0%    41.9%
Harley-Davidson Inc            29.9%    13.1%    10.4%     4.8%      10.3%    18.4%     47.6%      NM       68.2%    19.5%     7.1%
Huffy Corporation              21.2%     7.6%     4.8%     2.1%       4.5%    10.9%     22.6%    47.0%        NM     10.7%    40.3%
Outboard Marine Corporation    27.4%     6.4%     2.0%    -5.8%        NM       NM      -8.3%      NM         NM     15.7%    59.3%
Winnebago Industries           16.4%     4.9%     3.0%     3.0%       8.0%    17.2%     58.0%      NM         NM     17.5%     6.4%

               --------------------------------------------------------------------------------------------------------------------
               MEAN            27.2%    10.2%     7.2%     3.3%       8.0%    15.3%     14.6%    34.0%      30.1%    17.2%    29.3%
               MEDIAN          28.7%     9.0%     5.1%     3.0%       5.6%    13.9%     10.8%    20.9%      21.5%    17.8%    33.5%
               HIGH            33.8%    16.8%    15.0%    10.3%      18.8%    24.1%     58.0%    47.0%      86.0%    18.3%    59.3%
               LOW             16.4%     4.9%     2.0%    -5.8%       3.6%     8.7%     -8.3%    20.9%      -9.9%    15.0%     0.6%
               --------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

Redwing                          29%      13%      10%       4%(4)     14%      18%(4)    21%      18%      20.5%      20%(7)   NM

- -----------------------------------------------------------------------------------------------------------------------------------

NOTES
- --------------------------------------------------------------------------------
(1) Tangible Book Value is defined as shareholders' equity minus intangible assets.
(2) Cash flow is defined as net income from cont. operations plus depreciation, amortization and deferrals.
(3) Adjusted market value is defined as market value of the common equity plus net debt (total debt less cash) plus book value of preferred stock.
(4)  Net Income available to the limited partners tax effected at a rate of 36%.
(5)  Estimated net income available to limited partners from latest Kinnard &
     Co. research report tax effected at a rate of 36%.
(6)  Five year growth projections from Bloomberg Financial Services.
(7)  Projected growth provided by latest Kinnard & Co. research report.


                                                                 PROJECT REDWING
CONFIDENTIAL                                                       JULY 13, 1994
- --------------------------------------------------------------------------------
REDWING PRO FORMA BALANCE SHEET
(DOLLARS IN THOUSANDS)

                                           ACTUAL                     PRO FORMA
                                           3/31/94    ADJUSTMENTS      3/31/94
                                           -------    -----------     ---------
ASSETS

       Current                             $103,193     ($21,947)       $81,246

       Property, Plant & Equipment           40,787                      40,787

       Deferred Tax Asset                         0       75,000 (1)     75,000

       Intangibles                           29,282                      29,282
                                           --------                    --------

TOTAL ASSETS                               $173,262      $53,053       $226,315
                                           --------                    --------
                                           --------                    --------

LIABILITIES

       Current                              $93,214                     $93,214

       Long Term Debt                             0      166,077 (2)    166,077
                                           --------                    --------

TOTAL LIABILITIES                            93,214                     259,291

PARTNERS' CAPITAL

       Deferred Tax Asset                         -       75,000 (1)     75,000

       Distribution                               -     (180,524)(3)   (180,524)

       Expenses                                   -       (7,500)        (7,500)
                                           --------      ------------  --------

TOTAL PARTNERS' CAPITAL                      80,048     (113,024)       (32,976)

TOTAL LIABILITIES AND PARTNERS' CAPITAL    $266,476      $53,053       $226,315
                                           --------                    --------
                                           --------                    --------

(1) Reflects creation of new Deferred Tax Asset upon conversion to corporate form. Amount represents purchase price of units since August 1, 1991 in excess of tax basis of assets.
(2) Reflects total borrowings of $166.1 million to fund cash distribution to Partners. $136 million senior term debt and $30 million revolving credit facility.
(3)  Reflects distribution of $180.5 million cash to Partners.

                                                                 PROJECT REDWING
CONFIDENTIAL                                                       JULY 13, 1994
- --------------------------------------------------------------------------------
REDWING PRO FORMA INCOME STATEMENT
(DOLLARS IN THOUSANDS)

                                          PROJECTED                  PRO FORMA
                                            1994      ADJUSTMENTS      1994
                                          ---------   -----------    ---------
REVENUES                                   $678,836                    $678,836

GROSS PROFIT                                185,843                     185,843

       Operating Expenses                    92,108                      92,108
                                           --------                    --------

EBITDA                                       93,735                      93,735

       Interest                                   0     12,010(1)        12,010

       Depreciation                           4,174                       4,174

       Amortization                          12,526                      12,526

       First Rights Compensation              5,246                       5,246

       Tax Deductable Goodwill                5,496                       5,496
                                           --------                    --------

Taxable Income                               66,293                      54,283

       Tax                                    5,460     17,485(2)        22,945

NET INCOME                                  $60,833                     $31,338
                                           --------                    --------
                                           --------                    --------

NET INCOME PER UNIT/SHARE                     $3.75                       $1.89

UNITS/SHARES OUTSTANDING                     16,210                      16,539

(1) Reflects interest expense of 7.5% on $136 million of senior term debt and 6% on $30 million revolving credit facility.
(2)  Reflects total federal and local taxes at 42.3% combined rate.

                                                                 PROJECT REDWING
CONFIDENTIAL                                                       JULY 13, 1994
- --------------------------------------------------------------------------------
REDWING PRO FORMA FUNDS FLOW STATEMENT
(DOLLARS IN THOUSANDS)

                                          PROJECTED                  PRO FORMA
                                            1994      ADJUSTMENTS      1994
                                          ---------   -----------    ---------
NET INCOME                                  $60,833     ($29,495)(1)    $31,338

       Depreciation                           4,174                       4,174
       Amortization                          12,526                      12,526
       First Rights Compensation              5,246                       5,246
       Goodwill                               5,496                       5,496
       Amortization of Deferred Tax Asset         0        6,250(2)       6,250

       Changes in Working Capital            (2,268)                     (2,268)
                                            -------                     -------

NET CASH FROM OPERATING ACTIVITIES           86,007                      62,762

       Purchase of Property and Equipment   (29,508)                    (29,508)
                                            -------                     -------

FREE CASH FLOW                               56,499                      33,254

       Increase in Borrowings                     0                           0
                                            -------                     -------

DISTRIBUTABLE CASH                           56,499                      33,254

       Cash Distribution                    (50,533)                          0
                                            -------                     -------

INCREASE (DECREASE) IN CASH                  $5,966                     $33,254
                                            -------                     -------
                                            -------                     -------

(1) Represents cumulative change in net income due to increased interest expense of $12,010 and an increase in taxes payable of $17,485.
(2) Amortization of deferred tax asset over 12 years. This is a source of cash, representing a reduction of actual taxes payable from accrued tax liability pursuant to GAAP.

                                                                 PROJECT REDWING
CONFIDENTIAL                                                       JULY 13, 1994
- --------------------------------------------------------------------------------
REDWING PRO FORMA VALUATION ANALYSIS                                    07:11 PM
(DOLLARS IN MILLION EXCEPT PER BAC OR SHARE)                            07/12/94


                            CURRENT    PROJECTED                   PRICE/EARNINGS RATIOS
                             PRICE      5 YEAR    -------------------------------------------------------
COMPANY                     07/12/94    GROWTH        1993A               1994P                1995P
- -------                     --------   ---------  ----------------    ----------------    ----------------
                                                    P/E    EPS (1)      P/E    EPS (1)      P/E    EPS (1)
                                                  -------  -------    -------  -------    -------  -------
Arctco Inc.                  $29.75     15.3%     22.7x     $1.31     18.5x     $1.61     16.0x     $1.86

Brunswick Corp.               23.38     18.3%      41.0      0.57      22.1      1.06      15.4      1.52

Coleman Co Inc.               29.00     18.0%      22.3      1.30      18.4      1.58      15.6      1.86

Harley-Davidson Inc.          49.75     19.5%      33.6      1.48      20.0      2.49      17.2      2.90

Outboard Marine Corp.         20.75     15.7%       NM      (3.46)     19.7      1.05      17.0      1.75

- -------------------------------------------------------------------------------------------------
MEAN:                                   17.4%     24.6x               19.7x               16.0x
MEDIAN:                                 18.0%      28.0                19.7                15.6
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

                                                                            IMPLIED VALUATION PER SHARE
                         PROJECTED                                         ------------------------------
REDWING                     EPS             APPROPRIATE P/E RANGE                  IMPLIED VALUE
- -------                  ---------     -------------------------------     ------------------------------
1993                        $1.48       22.0x       23.5x       25.0x      $32.59      $34.82      $37.04

1994                        $1.89        18.0        19.0        20.0       34.10       36.00       37.89

              1995         1995
           EPS GROWTH    PROJECTED
REDWING       RATE          EPS             APPROPRIATE P/E RANGE                  IMPLIED VALUE
- -------    ----------    ---------     -------------------------------     ------------------------------
1995            15.0%       $2.18        15.0        16.0        17.0      $32.68      $34.86      $37.04

1995            20.0%        2.27        15.0        16.0        17.0       34.10       36.38       38.65

1995            25.0%        2.37        15.0        16.0        17.0       35.53       37.89       40.26

                                                                   MEAN:  $33.80    $35.99   $38.18

(1)  Earnings per share are calendarized Zack's estimates as of July 12, 1994.